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                                                                     EXHIBIT 4.1



                            INCORPORATED UNDER THE
                          LAWS OF THE STATE OF TEXAS

NUMBER                                                                 SHARES

C

COMMON STOCK                    DTM CORPORATION                CUSIP 23333L 10 3


THIS CERTIFIES THAT ___________________________________________ IS THE RECORD
HOLDER OF _________________________________ FULLY PAID AND NON-ASSESSABLE
SHARES OF COMMON STOCK, PAR VALUE OF $.0002 PER SHARE, OF

                                DTM CORPORATION

(herein called the "Corporation") transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed or accompanied by a proper assignment. This Certificate and the shares represented hereby are Issued under and shall be subject to all of the provisions of the Articles of Incorporation and the Bylaws of the Corporation, and all amendments thereto, copies of which are on file at the principal office of the Corporation and the Transfer Agent, to all of which the holder of this Certificate, by acceptance hereof, assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused the facsimile signatures of its duly authorized officers and its facsimile seal to be hereunto affixed.

                                       Dated:

                                       COUNTERSIGNED AND REGISTERED:

                                       CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

     PRESIDENT                         TRANSFER AGENT AND REGISTRAR

                                       BY

     SECRETARY                                 AUTHORIZED SIGNATURE